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                                                                   Exhibit 10.63


                                                      CONSULTING AGREEMENT dated
                               as of August 24, 2003 (this "Agreement"), between PLIANT CORPORATION, a Utah corporation
                               (the "Company"), and EDWARD LAPEKAS (the
                               "Consultant").

          WHEREAS, the Company and its subsidiaries are engaged in the business of producing and distributing polymer-based, value-added films and flexible packaging products for food, personal care, medical, agricultural, industrial and other applications (including matters incidental and relating thereto, the "Business").

          WHEREAS, the Consultant has experience in matters related to the Business.

          WHEREAS, in order to induce Consultant to provide consulting services to the Company, the Company desires to provide Consultant with the compensation on the terms and conditions set forth in this Agreement.

          WHEREAS, the Consultant is willing to perform consulting services for the Company on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below:

          Section 1. Engagement and Services.
                     -----------------------

          (a) Subject to the terms and conditions of this Agreement, the Company shall engage the Consultant as its interim Chief Executive Officer. During the Engagement Period (as defined herein), the Consultant shall devote substantially all of his business time, attention and energies to the Business. The Consultant shall work a minimum of five days per week until otherwise requested by the Company at any time. The Consultant shall report to the Board and shall perform such duties and services (the "Services") consistent with such position and as may reasonably be requested by the Board, including, without limitation, (i) assisting in the Board's effort to maximize the value of the Company, including working with the executive management team to ensure that the Company meets its strategic objectives during the Engagement Period, (ii) assisting in the recruitment and retention of senior level management (including a permanent chief executive officer for the Company) acceptable to the Board and
(iii) acting as the senior representative of the Company during the Engagement Period with key suppliers, key customers, the financial community, and other constituencies.

          (b) During the Engagement Period, the Consultant shall not be engaged in any other business activity which, in the reasonable judgment of the Board, would conflict with the ability of Consultant to perform his duties under this Agreement. Notwithstanding the foregoing, the Consultant shall not be required to resign from the board of directors of Silgan Holdings or from the advisory board of Family Capital Growth Partners. The Board's approval shall not be required if the Consultant seeks to perform inconsequential services without direct cash remuneration or compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities; provided,

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that such activities do not violate or contravene the provisions of this
Section 1 or Section 5 hereto.

          (c) The Consultant hereby acknowledges that his performance of the Services may require the Consultant to perform the Services at a variety of locations which shall be mutually acceptable to the Consultant and the Company; provided, however, that the Consultant shall operate primarily from the Company's Schaumberg, Illinois, facility and that the Consultant shall agree to travel, as requested by the Company, on reasonable prior notice.

          (d) Any reference to the "Board" in this Agreement shall mean the Board of Directors of the Company, excluding the Consultant if he is a member thereof at such time.

          Section 2. Term and Termination.
                     --------------------

          (a) This Agreement and the term of consulting (the "Engagement Period") shall commence and be effective on the date hereof and shall terminate on the earlier of (x) March 30, 2004, and (y) the date specified in a written notice from the Company or the Consultant to the other party of its intent to terminate this Agreement, which date shall not be less than thirty (30) days from the date of such notice.

          (b) Upon the termination of the Engagement Period, the Consultant shall be deemed to have automatically resigned as an officer, manager, member and director of the Company (other than as a director of the Company pursuant to the Consultant's appointment as a director pursuant to Section 4.1(a)(ii) of the Stockholders' Agreement dated as of May 31, 2000, as amended from time to time, among the Company and the stockholders of the Company signatory thereto) and its subsidiaries and the Consultant shall execute and deliver to the Company documentation evidencing such resignations.

          Section 3. Fees and Expenses.
                     -----------------

          (a) Consulting Fees. During the Engagement Period, the Company shall pay to the Consultant a per diem consulting fee equal to $2,000 (the "Consulting Fee"), or portion thereof computed on a pro-rata basis, for each day that the Consultant provides Services to the Company or its subsidiaries. During the Engagement Period, accrued Consulting Fees shall be paid by the Company in accordance with the Company's normal payroll practices as if the Consultant were an employee of the Company.

          (b) Bonus Compensation. During the Engagement Period, the Consultant shall be eligible to receive bonus compensation (the "Bonus Compensation") based on the Company's MIP plan. During the Engagement Period, the Bonus Compensation payable to the Consultant pursuant to the Company's MIP plan shall equal the product of (x) $2,000 for each day that the Consultant provides Services to the Company or its Subsidiaries and (y) the applicable percentage specified in the Company's MIP plan for which the economic performance target for the Company's chief executive officer has been satisfied as of the test dates identified in such plan. Accrued Bonus Compensation, if any, shall be paid by the Company in accordance with the Company's MIP plan.

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          (c)  Expenses. During the Engagement Period, the Company shall reimburse Consultant for (i) reasonable living expenses in Schaumberg, Illinois, or the surrounding area in an amount to be determined by the Board acting in good faith after consultations with the Consultant, (ii) reasonable travel expenses (including travel to and from the Consultant's primary residence) and a monthly automobile allowance, and (iii) all other reasonable and necessary expenses and other disbursements incurred by him for or on behalf of the Company in connection with the performance of the Services (each of (i), (ii) and (iii), an "Expenditure").

          (d) Termination Payments. Upon termination of the Engagement Period, Consultant only shall be entitled to receive any earned and unpaid Consulting Fees and any unreimbursed Expenditures up to the date of termination.

          Section 4. Independent Contractor.
                     ----------------------

          (a) The Consultant shall perform the Services as an independent contractor to the Company.

          (b) The Consultant shall not make any claim under this Agreement or otherwise against the Company or its subsidiaries for workers' compensation, unemployment insurance compensation, or life insurance, social security benefits, disability insurance benefits or any other benefits. The Consultant is solely responsible for his income and other taxes and neither the Company nor any of its subsidiaries shall withhold on behalf of the Consultant any sums for income tax, unemployment insurance or social security pursuant to any law or requirement of any government agency including, without limitation, unemployment tax, federal, state or foreign income tax, federal social security (FICA) payments and disability insurance taxes. The Consultant shall make such tax payments as may be required by applicable law and shall indemnify, defend and hold the Company and its subsidiaries harmless from any liability the Company and its subsidiaries may incur as a consequence of the Consultant's failure to make such tax payment(s). Notwithstanding anything to the contrary contained herein, during the Engagement Period the Consultant shall be entitled to coverage as an officer and director under the Company's director and officer liability insurance policies.

          (c) Neither the Company nor its subsidiaries shall be liable to the Consultant for any accidents, injuries or acts committed by the Consultant during the performance of any Services under this Agreement. The Consultant is solely responsible for maintaining appropriate policies of insurance, at his sole discretion, to cover any such contingencies.

          Section 5. Disclosure of Information.
                     -------------------------

          (a) From and after the date hereof, the Consultant shall not use or disclose to any Person, except as required in connection with the performance of the Services and in compliance with the terms of this Agreement and as required by law or judicial process, any Confidential Information (as hereinafter defined), for any reason or purpose whatsoever, nor shall the Consultant make use of any Confidential Information for the Consultant's purposes or for the benefit of any Person except the Company or any subsidiary thereof. As used in this Agreement, "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an

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association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

          (b) For purposes of this Agreement, "Confidential Information" shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Company and its subsidiaries and (ii) all other information of a proprietary or confidential nature relating to the Company or its subsidiaries, or the business or assets of the Company or its subsidiaries, including, without limitation, books, records, customer and registered user lists, vendor lists, supplier lists, customer agreements, vendor agreements, supplier agreements, incentive and commission program information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than information which is generally within the public domain at the time of the receipt thereof by the Consultant or at the time of use or disclosure of such Confidential Information by the Consultant other than as a result of the breach by the Consultant of the Consultant's obligations hereunder.

          (c) As used herein, the term "Intellectual Property Rights" means all intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, production methods, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

          Section 6. Nondisparagement.
                     ----------------

          (a) The Consultant agrees that he shall not, directly or indirectly, make or cause others to make any statement or take any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Company, any subsidiary or any of their respective affiliates, businesses or any of its respective employees, officers, directors, agents, consultants, members or stockholders.

          (b) The Company agrees that it shall not, directly or indirectly, make or cause others to make any statement or take any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Consultant.

          Section 7. Right to Inventions.
                     -------------------

          The Consultant shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements and technical information reasonably relating to the Business (collectively, the "Inventions") which the Consultant may develop or acquire during the Engagement Period (whether or not during usual business hours) in his performance of the Services, together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon the Inventions. In connection therewith:

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          (a)  the Consultant recognizes and agrees that the Inventions shall be the sole property of the Company, and the Company shall be the sole owner of all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or on the Inventions;

          (b) the Consultant hereby assigns to the Company any rights the Consultant may have in or acquire to the Inventions;

          (c) the Consultant shall, at the expense of the Company, promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

          (d) the Consultant recognizes and agrees that the Inventions to the extent copyrightable shall constitute works for hire under the copyright laws of the United States; and

          (e) the Consultant shall render to the Company, at the Company's expense, all such assistance as it may require in the prosecution of applications for such patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company may be involved relating to the Inventions.

          Section 8. Delivery of Materials Upon Termination of Engagement.
                     ----------------------------------------------------

          The Consultant shall deliver to the Company at the termination of the Engagement Period, or at any time upon the Company's request, all memoranda, notes, plans, records, reports, computer files, software and other documents and data (and copies thereof existing in any media) relating to the Confidential Information, Inventions or the Business he may then possess or have under his control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company. Further, at the termination of the Engagement Period, the Consultant shall (a) vacate the premises provided by the Company for his use that are leased in the name of the Company or any of its subsidiaries, (b) return any vehicle provided by the Company for his use that is leased in the name of the Company or any of its subsidiaries and (c) return any other property of the Company or its subsidiaries that is in his possession.

          Section 9. Representation and Warranties.
                     -----------------------------

          (a)  The Consultant hereby represents and warrants to the Company that
(i) the execution, delivery and performance of this Agreement by the Consultant does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Consultant is a party or any judgment, order or decree to which the Consultant is subject, (ii) the Consultant is not a party to or bound by (x) any employment agreement, consulting agreement, or similar agreement, or (y) any non-compete agreement, confidentiality agreement or similar agreement with any other Person that is inconsistent with the provisions of

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this Agreement and (iii) upon the execution and delivery of this Agreement by the Company and the Consultant, this Agreement will be a valid and binding obligation of the Consultant.

          (b)  The Company hereby represents and warrants to the Consultant that
(i) this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject, and
(iii) upon the execution and delivery of this Agreement by the Company and the Consultant, this Agreement will be a valid and binding obligation of the Company.

          Section 10. Miscellaneous Provisions.
                      ------------------------

          (a) Stockholders' Agreement. Section 4.1(a) (the "CEO Nomination Provision") of the Stockholders' Agreement dated May 31, 2000, among the Company and the other parties thereto (as amended, the "Stockholders' Agreement"), provides that one representative to the Board shall be the "Chief Executive Officer" of the Company. Notwithstanding anything to the contrary contained in this Agreement or the CEO Nomination Provision, the designation of the Consultant as interim "Chief Executive Officer" hereunder shall not give the Consultant the right to serve as a member of the Board and the Consultant's service as a member of the Board shall only be as a designee of the Requisite Trust Holders (as defined in the Stockholders' Agreement).

          (b) Amendment; Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by any party of a breach of any provision shall not operate or be construed as a waiver of any subsequent breach by any party.

          (c) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) Entire Agreement. Except as otherwise expressly set forth herein, this document and the other documents referred to herein constitute the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and

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supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and parties hereto and their respective successors and assigns; provided that the Consultant may not assign his rights or obligations under this Agreement to any other Person without the prior written consent of the Company; provided, further, that the Company may, without the prior written consent of the Consultant, assign its rights or obligations under this Agreement to any of its subsidiaries. Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

          (f) Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that the parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

          (g) Remedies. Because the Consultant's services are unique, and because the Consultant has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In event of any breach or threatened breach of this Agreement, a party or its successors or permitted assigns shall be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

          (h) Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)  if to the Company, to:

                                         Pliant Corporation
                                         1515 Woodfield Road
                                         Suite 600
                                         Schaumberg, Illinois 60173
                                         Attention: Glen Harsh
                                         Telephone: 847-969-3357
                                         Facsimile: 847-969-3338;

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                           with a copy to:

                              J.P. Morgan Partners, LLC
                              1221 Avenue of the Americas
                              New York, NY 10020-1080
                              Attention: Official Notices Clerk
                              FBO: Timothy J. Walsh
                              Telephone: 212-899-3400
                              Facsimile: 212-899-3401;

                           and a copy to:

                              O'Melveny & Myers LLP
                              30 Rockefeller Plaza, 41st Floor
                              New York, New York 10112
                              Attention: Ilan S. Nissan, Esq.
                              Telephone: 212-408-2400
                              Facsimile: 212-408-2420; and

                     (ii)  if to the Consultant, to:

                              Edward Lapekas
                              1740 North Shore Drive
                              Walloon Lake, Michigan 49796
                              Telephone: 231-535-2470
                              Facsimile: 231-535-2809.

All such notices and other communications shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery;
(B) in the case of delivery by telecopy, on the date of such delivery if such day is a Business Day and, if such day is not a Business Day, on the next Business Day following the date of such delivery; (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch; and (D) in the case of mailing, on the fifth Business Day following such mailing. As used herein, "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York, are not required to be open.

          (i) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (j) GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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          (k)  MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE
ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

          (l)  Jurisdiction and Venue.

               (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any New York State or federal court sitting in New York, New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (iii) The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

     (m) Descriptive Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

     (n) Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

     (o) Survival. Sections 4, 5, 6, 7, 8, 9 and 10 shall survive the termination of the Engagement Period.

                                   *********

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          IN WITNESS WHEREOF, the parties have duly executed this Consulting
Agreement as of the date first above written.

                                  PLIANT CORPORATION

                                  By: /s/ Brian Johnson
                                      ----------------------------------------
                                      Name:  Brian Johnson
                                      Title: Executive Vice President and CFO



                                  /s/ Edward Lapekas
                                  --------------------------------------------
                                  EDWARD LAPEKAS

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